EXCLUSIVE TECHNICAL CONSULTING AND SERVICE AGREEMENT

THIS EXCLUSIVE TECHINCAL CONSULTING AND SERVICE AGREEMENT (the “Agreement”) is made and entered into by and among the following parties on March 31, 2008.

Party A: Beijing Huate Xingye Keji Co., Ltd.
Registered Address: Room 5107, Shenchang Building, 51 Zhichun Road, Haidian District, Beijing

Party B: Dalian Winland International Logistics Co., Ltd.
Registered Address: Summit Building, Shanghai Road, Zhongshan District, Dalian

WHEREAS,

1.	Party A, a wholly foreign-owned enterprise duly established and valid existing under the People’s Republic of China (the “PRC”), owns resources to provide relevant technical consulting and services.

2.
Party B is a limited liability company duly established and valid existing under the PRC laws. Party A agrees to provide Party B technology consulting and related service, and Party B agrees to accept such technical consulting and services provided by Party A in accordance with this Agreement.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.	Technical Consulting and Services; Exclusivity

1.1
During the term of this Agreement, Party A agrees to, as the exclusive technical consulting and services provider of Party B, provide the technical consulting and services to Party B in accordance with this Agreement:

(i)	Analysis and evaluation of Party B’s current business, operational model and customer types in an effort to integrate current business management resource;

(ii)	Provision of advanced management skills to offer a framework for the construction of a new management platform;

(iii)
Provision of technology information and materials related to Party B’s business development and operation. The contents of the technology information and documents may be enhanced or diminished during the performance of this Agreement upon mutual agreement to address each Party’s requirements; and

(iv)
Training of technical and managerial personnel for Party B and provision of required training documents. Party A will send technologists and managerial personnel to Party B to provide related technology and training service as necessary.

1.2
Party B hereby agrees to accept such technical consulting and services provided by Party A. Party B further agrees that, during the term of this Agreement, it shall not accept the technical consultation and service provided by any other third party without the prior written consent of Party A.

1.3
Party A shall be the sole and exclusive owner of all right, title and interests to any and all interllectual property rights arising from the performance of this Agreement (including but not limited to, copyrights, patent, know-how, commercial secrets and others), no matter whether it is developed by Party A or by Party B based on Party A’s intellectual property right.

2.	Payment for the technical consultation and service(“Consulting Fees”)

2.1	The both parties agree that the consulting fees shall be paid per year in accordance with the consulting and service actually provided by Party A.

2.2
Except for the Consulting Fees mentioned above, Party B agrees to reimburse Party A for all necessary expenses in relation to performing this Agreement, including but not limited to, travelling expenses, fees payable to experts, printing fees and mail cost.

2.3
Except for the Consulting Fees, Party B agrees to reimburse Party A the tax, customs and other expenditures(income tax is not included) in relation to Party A’s performance of this Agreement by Party A.

2.4
Party B shall provide Party A with a report in relation to Consulting Fees (“Consulting Fees Report”) in accordance with this Agreement within three (3) business days after each finacial year, and Party B shall remit the amount in RMB to the bank account designated by Party A within two(2) working days after delivering the Consulting Fees Report. In case that Party B fails to pay Consulting Fees and other necessary expenses in accordance with this Agreement, Party B shall pay Party A late fee based on a 12% annual interest (compound interest) from the date of such default.

2.5
Party B shall open separate bank account for the Consulting Fees under this Agreement. Party A is entitled to appoint its employee or PRC accountant or international accountant to review or audit the account books in relation to the consulting service from time to time. The fees payable to the accountant shall be paid by Party A itself. Party B shall provide any and all documents, account books, records, materials and information, and any convenience and assistance to the person designated by Party A or accountant appointed by Party A may deem necessary. The auditing report issued by Party A’s employee should be final and conclusive unless Party B give written objection within seven (7) days after receiving such report. The report issued by the accountant shall be final and conclusive. Party A is entitled to serve written payment notice to Party B at any time after receiving the audit report according to the consulting fee confirmed by the audit report. Party B shall pay within seven (7) days after receiving the notice in accordance with Article 2.4.

2.6	All payment payable by Party B to Party A shall have subtracted from tax, bank handing charge or any other expenses.

3.	Representations and Warranties

3.1	Representations and Warranties of Party A

Party A hereby the represents and warrants as follows:

3.2.1
It has the power to enter into and perform this Agreement in accordance with its constitutional documents and business scope, and has taken all necessary action to get authorization, consent and approval from third party and/or government authorities, and will not conflict with any agreement or laws binding on it.

3.2.2	Upon signing of this Agreement, this Agreement shall constitute a legally binding document on Party A and may be enforceable in accordance therewith.

3.2	Representations and Warranties of Party B

Party B hereby the represents and warrants as follows:

3.2.1	Party B is a company duly registered and valid existing under the laws of the PRC, and is authorized to enter into this Agreement.

3.2.2
Party B has the power to execute and perform this Agreement in accordance with its constitutional documents within its business scope, and has taken all necessary action to obtain all consents and approval to execute and perform this Agreement, and do not and will not result in any violation of enforceable or effective laws or contractual limitations.

3.2.3	Upon its execution, this Agreement constitutes its legal, valid and binding obligation of Party B, enforceable in against it in accordance with its terms.

4.	Confidentiality

4.1
Party B agrees to use all reasonable endeavours to protect and maintain the confidentiality of Party A’s confidential data and information acknowledged or received by Party B by accepting the exclusive echnical consulting and service from Party A (“Confidential Information”). Party B shall not disclose, grant or transfer to any third party of such Confidential Information. Upon termination of this Agreement, Party B shall, upon Party A’s request, return to Party A or destroy of any documents, material or software contained any of such Confidential Information, and shall completely delete any of such Confidential Information from any memory devices, and shall not use or permit any third party to use such Confidential Information.

4.2	The both Parties agree that the provisions of this Article 4 shall survive notwithstanding the alteration, revocation or termination of this Agreement.

5.	Indemnities

5.1
Party B shall indemnify Party A against any loss, damage, liability or expenses suffered or incurred by Party A as a result of or arising from any litigation, claim or compensation request in other methods in relation to the consulting and service under this Agreement.

6.	Effectiveness and Term of this Agreement

6.1
This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement shall be ten (10) years unless earlier terminated as set forth in this Agreement or the both Parties reach other written agreements containing articles of terminating this Agreement.

6.2	This Agreement shall be terminated upon written confirmation from both Parties before termination. Otherwise this agreement shall be extended automatically, the exetened term shall be ten (10) years.

7.	Termination of the Agreement

7.1	The Agreement shall extended automatically upon the expire date of this Agreement unless it is terminated in accordance with this Agreement.

7.2
During the term of this Agreement, Party B may not terminate this Agreement except in the case of gross negligence, fraud action, or other illegal action or bankruptcy of Party A. Notwithstanding the above, Party A may terminate this Agreement with a written notice to Party B thirty (30) days before suchc termination.

7.3	The rights and obligations of the both Parties under Article 4 and Article 5 of this Agreement shall survive after the termination of this Agreement.

8.	Dispute Settlement

8.1
The Parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Committee for arbitration according to the current effective arbitration rules of its. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties.

9.	Force Majeure

9.1
Force Majeure Event (“Event”) means any event which is out of control of each party, and which is unavoidable or insurmountable even the party affected by such event has paid reasonable attention to it. The Event shall include, but not limited to, government actions, nature disaster, fire, explosion, typhoons, floods, earthquakes, tide, lightning or war. However, any lack of credit, assets or financing shall not be deemed as Event. The party claiming the occurrence of Event shall provide the other party with the steps of fulfilling the obligations of this Agreement.

9.2
If the fulfillment of this Agreement is delayed or blocked due to the Event defined in the above, the party affected by such an Event shall free from any obligation to the extent of delay or holdback. The party affected by such an Event shall make proper measures to reduce or diminish the effect from such Event, and shall do its endeavour to recover capacity to performing the obligations delayed. The both parties agree to try its best to recover performance of this Agreement upon elimination of such Event.

10.	Notices

10.1
Any notice to which is given by the both Parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing including facsimile and telex from time to time. Written method includes fax and telefax.

11.	Assignment

11.1 Party B may not assign or transfer any rights or obligations under this Agreement to any third party without prior written consent by Party A.

12.	Severability

12.1
If any of the terms of this Agreement is invalid, illegal or unenforceable due to incompliance with laws, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected.

13.	Amendments and Supplement

13.1
Any amendment and supplement of this Agreement shall be effective only if it is made in writing and signed by the parties hereto. The amendment and supplement duly executed by the parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

14.	Governing Law and Languages

14.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of the PRC.

14.2
This Agreement is executed both in Chinese and English with two copies for each language. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

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IN WITNESS WHEREOF, the both Parties have its authorized representative executed this Agreement on the date first above written.

Party A: /s/ Beijing Huate Xingye Keji Co., Ltd.
Legal Representative (Signature): Du Guangwen

Party B: /s/ Dalian Winland International Logistics Co., Ltd.
Legal Representative (Signature): Li Honglin